AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT

This AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT, dated and effective as of July 25, 2008 (this "Amendment"), is entered into by and among SRKP 19, Inc., a Delaware corporation (the “Company”), Niveous Holding Company Limited, a British Virgin Islands corporation (“Niveous”), and all of the shareholders of Niveous, each of whom has executed a counterpart signature page to this Amendment (each, a “Shareholder” and collectively, the “Shareholders”). The Company, Niveous and the Shareholders are collectively referred to herein as the “Parties.” Terms not defined in this Amendment shall have such meanings as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Share Exchange Agreement dated as of June 27, 2008 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement by entering into this Amendment;

WHEREAS, the Company desires to acquire from Niveous, and Niveous desires to transfer to the Company, the Niveous Shares in exchange (the “Exchange”) for the issuance by the Company of an aggregate of 27,546,667 shares (the “Company Shares”) of Company Common Stock to Niveous and/or its designees on the terms and conditions set forth in the Agreement, as amended by this Amendment;

WHEREAS, after giving effect to the Exchange, the Share and Warrant Cancellation, the Equity Financing (if fully subscribed), and issuance of the IR Securities, there will be approximately 38,645,000 shares of Company Common Stock issued and outstanding (excluding 946,667 warrants); and

WHEREAS, Section 10.5 of the Agreement permits the parties to amend the Agreement only by a written instrument executed by the Parties.

NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereby agree to amend the Agreement as follows:

A G R E E M E N T:

1. Section 7.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

(d) The Company shall have cancelled 4,756,390 shares of Common Stock and 6,149,723 warrants owned by certain of the Company’s original stockholders (the “Share and Warrant Cancellation”) as set forth on Schedule III attached hereto;

2. A new Section 7.1(g) is added to the Agreement in “Article VII. Conditions Precedent” as follows:

(g) The Company shall appoint an investor relations firm prior to closing of the Exchange and concurrently with the closing of the Exchange issue 425,000 shares of its common stock to the investment relations firm (the “IR Securities”).

3. A new Section 9.3 is added to the Agreement in “Article IX. Covenants Subsequent To Closing” as follows:

9.3 Lock-Up Restriction. The Shareholders and their designees, as set forth in Schedule I, shall enter into a lock-up agreement with WestPark, a form of which is attached hereto as Exhibit B, pursuant to which the Shareholders and their designees agree not to sell their shares of Company Common Stock until twelve (12) months after the date of the Company’s proposed initial public offering.

4. Schedule I to the Agreement is hereby amended and restated in its entirety as set forth on Schedule I attached hereto.

5. Schedule III to the Agreement is hereby amended and restated in its entirety as set forth on Schedule III attached hereto.

6. Except as amended herein, the Agreement shall remain in full force and effect.

7. This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first set forth above.

SRKP 19, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	President

NIVEOUS HOLDING COMPANY LIMITED

By:	/s/ Li Tianfu
Name:	Tianfu Li
Title:	Chief Executive Officer and Chairman of the Board

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

NIVEOUS HOLDING COMPANY LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT

Dated July 25, 2008

Among SRKP 19, Inc.,
Niveous Holding Company Limited, and
The Shareholders of Niveous Holding Company Limited

The undersigned Shareholder hereby executes and delivers Amendment No. 1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ Tianfu Li
(Signature)

Tianfu Li
(Type or print name)

Tianfu Li
(Type or print name as it should appear on certificate, if different)

Address:	NIVS Hi-Tech Garden, No. 29-31, Shuikou Road

Huizhou City, Guangdong Province, China

Telephone:	+86-752-2323888

Facsimile:	+86-752-2323678

Number of Niveous Shares Held:  9,500

NIVEOUS HOLDING COMPANY LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT

Dated July 25, 2008

Among SRKP 19, Inc.,
Niveous Holding Company Limited, and
The Shareholders of Niveous Holding Company Limited

The undersigned Shareholder hereby executes and delivers Amendment No. 1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ Shuhui Li
(Signature)

Shuhui Li
(Type or print name)

Shuhui Li
(Type or print name as it should appear on certificate, if different)

Address:	NIVS Hi-Tech Garden, No. 29-31, Shuikou Road

Huizhou City, Guangdong Province, China

Telephone:	+86-752-2323888

Facsimile:	+86-752-2323678

Number of Niveous Shares Held:  500

SCHEDULE I
SHAREHOLDERS AND COMPANY SHARES

Name	Number of Company Shares to be Received	Percent
Li , Tian Fu	12,204,667	44.3%
Li , Xue Mei	1,220,000	4.4%
Yang , Gen Qiang	1,220,000	4.4%
Li , Hui Xi	1,212,000	4.4%
Liu , Zhi Ying	1,200,000	4.4%
Liu , Ai Ling	1,200,000	4.4%
Li , Shu Hui	1,200,000	4.4%
Keen Dragon Group Limited	500,000	1.8%
Joyrise Holdings Limited	500,000	1.8%
Li , Hong Yu	500,000	1.8%
Den, Li Hong	500,000	1.8%
Guo , Zhi Wei	500,000	1.8%
Feng , Xuan	500,000	1.8%
Zeng , Xiang Hen	500,000	1.8%
Huan , Zhan Yuan	500,000	1.8%
Wu , Shi Liang	500,000	1.8%
Tian , Jian Yao	500,000	1.8%
Luo , Bo Ming	500,000	1.8%
Pan, Yun Feng	500,000	1.8%
Shi, Yan Hua	500,000	1.8%
Yi, Ling	500,000	1.8%
Goldwide Holdings Limited	350,000	1.3%
Chen, Jia Fu	200,000	0.7%
Zhang, Hai Lan	200,000	0.7%
Chen, Zuo	200,000	0.7%
Xu, Ming	100,000	0.4%
Huang, Jia Qing	20,000	0.1%
Lv, Rui	20,000	0.1%

TOTAL	27,546,667	100.0%

SCHEDULE III
SHARES AND WARRANTS FOR CANCELLATION

Name	Number of Shares to be Cancelled	Number of Warrants to be Cancelled
Debbie Schwartzberg	804,306	1,039,919
Richard Rappaport	761,020	983,953
Amanda Rappaport Trust	214,038	276,738
Kailey Rappaport Trust	214,038	276,738
Thomas Poletti	166,474	215,241
Anthony Pintsopoulos	475,639	614,972
Kevin DePrimio	166,474	215,241
WestPark Capital Financial Services, LLC	1,859,273	2,403,927
Jason Stern	95,128	122,994
TOTAL	4,756,390	6,149,723

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

_______________, 2008

[UNDERWRITER INFORMATION]

Re:	NIVS IntelliMedia Technology Group, Inc.,
Proposed Offering of Common Stock

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) between NIVS IntelliMedia Technology Group, Inc. (the “Company’) and ________________ (“Underwriter”), as representative of the several Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten public offering of common stock of the Company, par value $0.0001 per share, (the “Common Stock”). The undersigned, the beneficial owner of shares of the Company’s Common Stock, understands that the Company intends to sell shares of Common Stock of the Company and to grant to the Underwriters an over-allotment option to purchase additional shares of Common Stock (the “Offering”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other Underwriters, that the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Underwriter on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or such other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired or otherwise controlled, for a period beginning from the date hereof and continuing to and including the date 12 months after the date of the Prospectus (as such term is defined in the Underwriting Agreement); provided, however, that, if the undersigned is an individual, the undersigned may, without the prior written consent of Underwriter on behalf of the Underwriters, (i) transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by bona fide gifts, will or intestacy to members of the undersigned’s immediate family or to trusts exclusively for the benefit of members of the undersigned’s immediate family, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Underwriter, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions hereof and that there shall be no further transfer except in accordance with the provisions hereof, and (ii) exercise options held in the undersigned's name to purchase shares of Common Stock provided that, any securities obtained upon the exercise of such option will be held subject to the provisions hereof and that there shall be no further transfer of any such securities except in accordance with the provisions hereof. For purposes of this paragraph, “immediate family” shall mean the undersigned’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption).

The restriction on transfers described in the immediately preceding paragraph shall not apply to the sale of any shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement.

The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Common Stock except in compliance with this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as such term is defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,

Signature

Name

Title